UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2013

Lazard Ltd

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-32492	98-0437848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Clarendon House

2 Church Street

Hamilton, Bermuda HM 11

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (441) 295-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2013, Lazard Group LLC (“Lazard Group”), a subsidiary of Lazard Ltd, entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”), pursuant to which Lazard Group agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, an aggregate of $500 million of Lazard Group’s 4.250% Senior Notes due 2020 in a registered public offering (the “Offering”) pursuant to Lazard Group’s shelf registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2011, as amended by Amendment No. 1 thereto filed with the Commission on July 20, 2011 (Registration No. 333-174547).

The description above is qualified in its entirety by reference to the Underwriting Agreement, filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 6, 2013, among Lazard Group LLC and Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters listed on Schedule I thereto

12.1	Computation of Ratios of Earnings to Fixed Charges of Lazard Group

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lazard Ltd

By:	/s/ Matthieu Bucaille
	Name:	Matthieu Bucaille
	Title:	Chief Financial Officer

Date: November 12, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 6, 2013, among Lazard Group LLC and Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters listed on Schedule I thereto

12.1	Computation of Ratios of Earnings to Fixed Charges of Lazard Group